Lightbridge Extends Contract With Alltel

Lightbridge and Alltel Sign a Multi-Year Agreement to Provide Wireless Application Screening
Services

BURLINGTON, MA, — (MARKET WIRE) — 06/06/2006 — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today announced that it has agreed to extend its contract with Alltel (NYSE: AT), a leading communications company.

Lightbridge and Alltel recently signed a multi-year agreement that extends Alltel’s use of Lightbridge credit and risk evaluation products and service until August 2008. Lightbridge expects Alltel to migrate to its new Enhanced Decision Management (EDM) platform 3.0, allowing Alltel to directly manage its Consumer and Business credit and risk strategies through Lightbridge’s proprietary Strategy Management Workbench (SMW) tool.

Lightbridge has provided a variety of credit and risk evaluation products and services to Alltel since 1992.

Commenting on the contract renewal, Bob Donahue, Chief Executive Officer, said, “We are pleased that Alltel has extended its contract and we expect Alltel to take advantage of our new EDM 3.0 platform. Our aim is to support our clients and deliver best in class decisioning capabilities to their desktops to help them achieve their business goals and subscriber growth. Alltel’s renewal is a testament to the work we have accomplished with them and the strength of our 14 year partnership.”

About Lightbridge

Lightbridge, Inc. (NASDAQ: LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.

LIGHTBRIDGE is a registered trademark and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Forward-looking Statements

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s beliefs and expectations with respect to its EDM platform and business aims are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vi) the impact of restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, (ix) demand for the Company’s products and services, (x) market acceptance of the Company’s new or enhanced products, services or technologies, (xi) the impact of competitive products, services and pricing on the Company and its products and services, and (xii) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K and its most recently filed report on Form 10Q. The Company undertakes no obligation to update any forward-looking statements.

Contact Information:
Lightbridge, Inc.
Financial & Media Contact
Lynn Ricci
781-359-4854